Exhibit 10.10
Integrated Electrical Services, Inc.
2006 Equity Incentive Plan
Option Award Agreement
          THIS OPTION AWARD AGREEMENT (“Agreement”) is made and entered into as of May 16, 2006 (“Grant Date”) by and between Integrated Electrical Services, Inc., a Delaware corporation (“Company”), and C. Byron Snyder (“Optionee”) pursuant to the terms and conditions of the Integrated Electrical Services, Inc. 2006 Equity Incentive Plan (“Plan”).
SECTION 1. GRANT OF OPTION AWARD.
(a) Option Award. On the terms and conditions set forth in this Agreement and the Plan, the Company grants to the Optionee on the Grant Date an option to purchase a number of Shares at the Exercise Price, as set forth below. This option is intended to be a nonqualified stock option.

Tranche	Shares[1]	Exercise Price	Vesting
A	29,412	the greater of $15.00[2] or 150% of the Fair Market Value of Company common stock on the Grant Date	See Section 2 herein

B	22,059	the greater of $25.00[3] or 250% of the Fair Market Value of Company common stock on the Grant Date	See Section 2 herein
(b) Equity Incentive Plan and Defined Terms. This option is granted under and subject to the terms of the Plan, which is incorporated herein by reference. If there is any inconsistency between the terms of the Plan and the terms of this Agreement, the Plan’s terms shall supersede and replace the conflicting terms of this Agreement. Capitalized terms that are defined in the Plan are incorporated herein by reference and other capitalized terms are defined in Section 9 of this Agreement.
(c) Exercisability. Subject to the terms and conditions set forth in this Agreement and the Plan, this option or a portion thereof may be exercised (i) prior to its expiration and (ii) on or

[1]	The number of option shares assumes that, on the grant date, 15,404,172 shares of Company common stock are outstanding, including reserved restricted shares (which reflects the anticipated adjustment in the Company common shares made in connection with the Chapter 11 plan). The number of option shares shall be adjusted equitably upon any change in the number of outstanding Company common shares as of the effective date of the Chapter 11 Plan.

[2]	The exercise price assumes that, on the grant date, 15,404,172 shares of Company common stock are outstanding, including reserved restricted shares (which reflects the anticipated adjustment in the Company common shares made in connection with the Chapter 11 plan). The exercise price shall be adjusted equitably upon any change in the number of outstanding Company common shares as of the effective date of the Chapter 11 Plan.

[3]	See Footnote 2 above.

after the time this option or a portion thereof is vested pursuant to the vesting provisions set forth in Section 2 herein.
(d) Scope of this Agreement. This Agreement shall apply both to this option and to the Shares acquired upon the exercise of this option.
SECTION 2. VESTING
(a) This option shall vest according to the following schedule:

Tranche	Vesting Schedule
A	100% vested on the Grant Date

B	100% vested if, on the ninetieth (90th) day after the grant date (the “Retention Vesting Date”), at least 90% of the presidents of the Company’s subsidiaries, as of February 13, 2006, are employed with the Company on the Retention Vesting Date (excluding for purposes of such calculation such presidents that are no longer employed by the Company or its subsidiaries by reason of death, disability or termination by the Board without cause on or prior to the Retention Vesting Date)[4]
SECTION 3. TERM AND EXPIRATION.
(a) Basic Term. Subject to earlier termination as set forth herein, the exercise period of this option shall expire ten (10) years after the Grant Date (the “Term”).
(b) Termination of Service (except for Cause). In the event Optionee’s Service terminates for any reason other than for Cause, then this option to the extent vested as of the date of such termination shall expire on the earliest of: (i) the expiration of the Term, (ii) twelve (12) months following such termination as a result of death or Disability, and (iii) three (3) months following such termination for any other reason, but if such termination is by the Company other than for Cause, then the later of three (3) months following such termination and February 13, 2008. This option to the extent unvested as of the date of such termination shall immediately expire and lapse upon such termination.
(c) Termination of Service (for Cause). In the event Optionee’s Service is terminated for Cause or Cause exists on the date Optionee’s Service terminates, then this option on the date of such termination (whether vested or unvested and including any exercised portion of this option for which Shares have not been delivered to the Optionee) shall be cancelled and forfeited immediately on the date of such termination, and the Company shall return to the Optionee the price (if any) paid for such undelivered Shares. Should a Optionee die or have a Disability at a time when Cause exists but prior to the date the Optionee’s Service is terminated for Cause, this option on the date of such termination (whether vested or unvested and including any exercised portion of this option for which Shares have not been delivered to the Optionee) shall be cancelled and forfeited immediately as of the date of the Optionee’s death of Disability and the

[4]	The list of the presidents of the Company’s subsidiaries, as of February 13, 2006, is annexed herein as Exhibit A.

Company shall return to the Optionee or Eligible Representative, as applicable, the price (if any) paid for such undelivered Shares.
SECTION 4. TRANSFER OR ASSIGNMENT OF OPTION.
This option may not be transferred, assigned, pledged or hypothecated by any Optionee during the Optionee’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, except by beneficiary designation, will or the laws of descent and distribution. Subject to the limitations contained herein, this option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s Eligible Representative. This option shall not be transferable, except in the case of a transfer by the Optionee with the prior written consent of the Committee in its sole discretion.
SECTION 5. EXERCISE.
(a) Exercise Procedure. An exercisable option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company of all of the following prior to the time when this option or such portion expires or is otherwise cancelled under the Plan or the Agreement:
(i)	Notice in writing signed by the holder or his or her Eligible Representative, stating that this option or portion thereof is exercised, and specifically stating the number of Shares with respect to which this option or a portion thereof is being exercised;

(ii)	Full payment of the aggregate exercise price of the Shares with respect to which this option (or portion thereof) is thereby exercised in accordance with any method prescribed by Section 6 herein;

(iii)	The payment to the Company of all amounts necessary to satisfy any and all federal, state and local tax withholding requirements arising in connection with the exercise of this option (or a portion thereof) in accordance with any method prescribed by the Plan and this Agreement; and

(iv)	Such representations and documents as the Committee deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars.
In the event that this option or portion thereof shall be exercised pursuant to this Section 5 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise this option or portion thereof shall be provided to the Company as a condition to such exercise.

(b) Issuance of Shares. After completing the procedures set forth in Section 5, the Company shall cause to be issued a certificate or certificates for the Shares as to which this option or a portion thereof has been exercised, registered in the name of the person exercising this option or a portion thereof (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship).
(c) Withholding Requirements. As a condition to the receipt or purchase of Shares pursuant to this option, Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with such receipt or purchase. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with the disposition of Shares acquired pursuant to this option.
SECTION 6. PAYMENT FOR SHARES
(a) Cash or Check. All or part of the Exercise Price and any applicable withholding requirements may be paid in cash or by check.
(b) Alternative Methods of Payment. All or any part of the Exercise Price and any applicable withholding requirements may be paid by one or more of the following methods:
     (i) Surrender of Shares. At the discretion of the Optionee, all or any part of the Exercise Price and any applicable withholding requirements may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the option or a portion thereof is exercised. Notwithstanding the foregoing, the Optionee shall not surrender, or attest to the ownership of, Shares in payment of any portion of the Exercise Price (or withholding) if such action would cause the Company or any Subsidiary to recognize an additional compensation expense with respect to the option for financial reporting purposes, unless the Committee consents thereto.
     (ii) Net Exercise. At the discretion of the Optionee, payment of all or any portion of the Exercise Price and any applicable withholding requirements may be made by reducing the number of Shares otherwise deliverable pursuant to the option by the number of such Shares having a Fair Market Value equal to the Exercise Price and any applicable withholding requirement. Notwithstanding the foregoing, the Optionee shall not be permitted to pay any portion of the Exercise Price (or withholding) in such manner if such action would cause the Company or any Subsidiary to recognize an additional compensation expense with respect to the option for financial reporting purposes unless the Committee consents thereto.
     (iii) Exercise/Sale. Payment may be made in whole or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction (i) to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company, or (ii) to pledge Shares to a securities broker or lender approved by the Company as security for a loan, and to deliver all or part of the loan proceeds to the Company, in each case in payment of all or part of the Exercise Price and any withholding requirements.
Should the Committee exercise its discretion to permit the Optionee to exercise this option in whole or in part in accordance with this Section 6(b) above, it shall have no obligation to permit such alternative exercise with respect to the remainder of this option or with respect to any other option to purchase Shares held by the Optionee.
SECTION 7. ADJUSTMENT OF SHARES.
In the event of a Recapitalization, an adjustment shall be made to this option such that the option shall thereafter be exercisable or payable, as the case may be, in such securities, cash and/or other property as would have been received in respect of Shares subject to the option had the option been exercised immediately prior to such Recapitalization and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any Recapitalization, to prevent dilution or enlargement of Optionee’s rights hereunder, the Committee shall, and will have the authority to adjust, in a fair and equitable manner, the Exercise Price and the number and kind of shares subject to this option. Should the vesting of this option be conditioned upon the Company’s attainment of performance conditions, the Committee may make such adjustments to such terms and conditions of this option and the criteria therein to recognize unusual and nonrecurring events affecting the Company or in response to changes in applicable laws, regulations or accounting principles.
SECTION 8. MISCELLANEOUS PROVISIONS.
(a) Notification. Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. A notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.
(b) Rights as a Shareholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a shareholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by satisfaction of the exercise procedures set forth herein.
(c) Tenure. Nothing in the Plan or the Agreement shall confer upon a Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.
(d) Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e) Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
(f) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Optionee, the Optionee’s assigns and the legal representatives, heirs and legatees of the Optionee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.
(g) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.
SECTION 9. DEFINITIONS.
(a) “Agreement” shall mean this Option Award Agreement.
(b) “Exercise Price” shall mean the price paid by the Optionee (or as applicable, the Eligible Representative) for the Shares under this option.
(c) “Grant Date” shall have the meaning ascribed to such term in the introduction of this Agreement.
(d) “Optionee” shall have the meaning ascribed to such term in the introduction of this Agreement.
(e) “Service” shall mean service as an Employee, Director or Consultant. For any purpose under this Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Committee). For the avoidance of doubt, Optionee’s service to the Company and its Subsidiaries as a consultant pursuant to the Employment and Consulting Agreement dated as of [insert Chapter 11 effective date] shall constitute Service for purposes of this Agreement.
(f) “Term” shall have the meaning ascribed to such term in Section 3(a) herein.

By signing below, the Optionee accepts this award, and acknowledges and agrees that this Award is granted under and governed by the terms and conditions of the Integrated Electrical Services, Inc. 2006 Equity Incentive Plan and the Option Award Agreement.

Optionee:	Integrated Electrical Services, Inc.

/s/ C. Byron Snyder	By:	/s/ Curt L. Warnock

	Title:	Senior Vice President and General Counsel

EXHIBIT A

Region	Company	First_Name	Last_Name
CENTRAL	Bexar Electric Ltd.	Bobby	Neuse	President

CENTRAL	Gray Electric, Pollock Summit, Tesla Power	Nat	Wrotenbery	President

CENTRAL	Kayton Electric, Inc.	Teddy E	Kayton	President

CENTRAL	Menninga Electric, Inc.	Norman	Vos	President

CENTRAL	Mills Electric LP	Dale	Payne	President

CENTRAL	Neal Electric of Austin	Paul	Carl	President

CENTRAL	Riviera Electric	Lynn	Martin	President

NORTH	ARC Electric, Inc.	Robert	Warwick	President

NORTH	Bryant Electric Company, Inc.	Jose	Suarez	President

NORTH	Commercial Electrical Contractors, Inc.	John	Duquette	President

NORTH	Mid-States Electric Company, Inc.	Robert (“Robbie”)	Aspden	President

NORTH	Newcomb Electric Company, Inc.	Richard A	Newcomb	President

NORTH	Pan American Electric, Inc.	David	Dorris	President

NORTH	Paulin Electric, Inc.	Stanley (“Butch”)	Paulin	President

NORTH	Primo/PrimeNet	Craig	DiGregorio	President

NORTH	Thomas Popp & Company	Bill	Beischel	President

NORTH	Valentine Electrical, Inc.	Michael H	Valentine	President

SOUTH	Aladdin-Ward Electric & Air, Inc.	David	Hicks	President

SOUTH	Amber Electric, Inc.	Roger	Scroggins	President

SOUTH	Daniel Electrical Contractors, Inc.	Anthony D	Gervasio, Sr.	President

SOUTH	Davis Electrical Constructors, Inc.	William	Byrd	President

SOUTH	Haymaker	Carmon	Colvin	President

SOUTH	Mark Henderson	(Open)		President

WEST	Cross State Electric, Inc.	Donn	Cross	President

WEST	Electro-Tech, Inc.	Michael J	Bertoldi	President

Region	Company	First_Name	Last_Name
WEST	Federal Communications Group, Inc.	Don	Fishstein	President

WEST	Hatfield-Reynolds Electric Co., Inc.	Claude (“Ernie”)	Reynolds	President

WEST	Mitchell Electric Company, Inc.	Michael	Hession	President

WEST	Murray Electrical Contractors, Inc.	Gary	Swanson	President

WEST	New Tech Electric	Wade	Parkin	President

WEST	Rodgers Electric *	Dan	Stevens	General Manager

RES	Houston-Stafford Electrical, Inc.	Butch	Paschal	President

RES	Key Electrical Supply, Inc.	Mark	Jensen	President

*	Rodgers Electric was “tucked-in” to Murray Electrical for reporting purposes.